Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-234425 and 333-234425 -01

This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement

Subject To Completion, dated May 28, 2021

(To Prospectus dated December 31, 2019,

Series A Prospectus Supplement dated December 31, 2019 and

Product Supplement EQUITY-1 dated January 3, 2020)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100 Index® due June 29, 2022

■   Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100 Index® (each referred to as an “Underlying”)

■   Unlike ordinary debt securities, the Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal on the Maturity Date and are subject to potential automatic call prior to the Maturity Date upon the terms described below. Whether the Securities pay a Contingent Coupon, whether the Securities are automatically called prior to the Maturity Date and, if they are not automatically called, whether you are repaid the principal amount of your Securities on the Maturity Date will depend in each case on the closing level of the Lowest Performing Underlying on the relevant Observation Date. The Lowest Performing Underlying on any Observation Date is the Underlying that has the lowest closing level on that Observation Date as a percentage of its Starting Value

■   Contingent Coupon. The Securities will pay a Contingent Coupon on a monthly basis until the earlier of the Maturity Date or automatic call if, and only if, the closing level of the Lowest Performing Underlying on the Observation Date for that month is greater than or equal to its Coupon Barrier. However, if the closing level of the Lowest Performing Underlying on an Observation Date is less than its Coupon Barrier, you will not receive any Contingent Coupon for the relevant month. If the closing level of the Lowest Performing Underlying is less than its Coupon Barrier on every Observation Date, you will not receive any Contingent Coupons throughout the entire term of the Securities. The Coupon Barrier for each Underlying is equal to 80% of its Starting Value. The Contingent Coupon Rate will be determined on the Pricing Date and will be within the range of 9.25% to 10.25% per annum

■   Automatic Call. If the closing level of the Lowest Performing Underlying on any of the monthly Observation Dates from December 2021 to May 2022, inclusive, is greater than or equal to its Starting Value, we will automatically call the Securities for the principal amount plus a final Contingent Coupon Payment

■   Potential Loss of Principal. If the Securities are not automatically called prior to the Maturity Date, you will receive the principal amount on the Maturity Date if, and only if, the closing level of the Lowest Performing Underlying on the Valuation Date is greater than or equal to its Threshold Value. If the closing level of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value, you will lose more than 20%, and possibly all, of the principal amount of your Securities. The Threshold Value for each Underlying is equal to 80% of its Starting Value

■   If the Securities are not automatically called prior to the Maturity Date, you will have full downside exposure to the Lowest Performing Underlying from its Starting Value if its closing level on the Valuation Date is less than its Threshold Value, but you will not participate in any appreciation of either Underlying and will not receive any dividends on securities included in either Underlying

■   Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Observation Date. You will not benefit in any way from the performance of the better performing Underlying. Therefore, you will be adversely affected if either Underlying performs poorly, even if the other Underlying performs favorably

■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $935.00 and $975.00 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Risk Factors” beginning on page PS-9 of this pricing supplement and “Structuring the Securities” on page PS-32 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Risk Factors” beginning on page PS-9 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$12.75	$987.25
Total

(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest” in this pricing supplement for further information.

(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Terms of the Securities
Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:	The Russell 2000® Index (Bloomberg symbol: “RTY”) and the Nasdaq-100 Index® (Bloomberg symbol: “NDX”), each a price return index.
Pricing Date:	June 29, 2021.*
Issue Date:	July 2, 2021.* (T+3)
Maturity Date:	June 29, 2022.* If the Valuation Date is postponed, the Maturity Date will be the later of (i) June 29, 2022* and (ii) three business days after the last Valuation Date as postponed. See “—Postponement of an Observation Date” below. The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.
Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Contingent Coupon Payment:

On each monthly Contingent Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate if, and only if, the closing level of the Lowest Performing Underlying on the related Observation Date is greater than or equal to its Coupon Barrier. Each “Contingent Coupon Payment”, if any, will be calculated per Security as follows: ($1,000 × Contingent Coupon Rate)/12. Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the Lowest Performing Underlying on any Observation Date is less than its Coupon Barrier, you will not receive any Contingent Coupon Payment on the related Contingent Payment Date. If the closing level of the Lowest Performing Underlying is less than its Coupon Barrier on all monthly Observation Dates, you will not receive any Contingent Coupon Payments over the term of the Securities.

Contingent Payment Dates:	Monthly, on the third business day following each Observation Date (as each such Observation Date may be postponed pursuant to “—Postponement of an Observation Date” below, if applicable), provided that the Contingent Payment Date with respect to the Valuation Date will be the Maturity Date. If an Observation Date is postponed with respect to one or more Underlyings, the related Contingent Payment Date will be three business days after the last Observation Date as postponed. If a Contingent Payment Date is postponed, the Contingent Coupon Payment, if any, due on that Contingent Payment Date will be made on that Contingent Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Contingent Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.
Contingent Coupon Rate:	The “Contingent Coupon Rate” will be determined on the Pricing Date and will be within the range of 9.25% to 10.25% per annum (equal to [0.77084% to 0.85417%] per month).
Automatic Call:

If the closing level of the Lowest Performing Underlying on any of the monthly Observation Dates from December 2021 to May 2022, inclusive, is greater than or equal to its Starting Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus a final Contingent Coupon Payment. The Securities will not be subject to automatic call until the sixth monthly Observation Date, which is approximately six months after the issue date.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date. You will not receive any notice from us if the Securities are automatically called.

Observation Dates:	Monthly, on the 24th day of each month, commencing July 2021 and ending May 2022, and the Valuation Date*, each subject to postponement as described below under “—Postponement of an Observation Date.” We refer to June 24, 2022* as the “Valuation Date.”

____________________

*Subject to change

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Call Settlement Date:

Three business days after the applicable Observation Date (as such Observation Date may be postponed pursuant to “—Postponement of an Observation Date” below, if applicable). If an Observation Date is postponed with respect to one or more Underlyings, the related Call Settlement Date will be three business days after the last Observation Date as postponed.

Redemption Amount:

If the Securities are not automatically called prior to the Maturity Date, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Redemption Amount (in addition to the final Contingent Coupon Payment, if any). The “Redemption Amount” per Security will equal:

• if the Ending Value of the Lowest Performing Underlying on the Valuation Date is greater than or equal to its Threshold Value:
                         $1,000; or

• if the Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Valuation Date

If the Securities are not automatically called prior to the Maturity Date and the Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value, you will lose more than 20%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Any return on the Securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of either Underlying, but you will have full downside exposure to decreases in the value of the Lowest Performing Underlying on the Valuation Date if the Ending Value of that Underlying is less than its Threshold Value.

Lowest Performing Underlying:	For any Observation Date, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Observation Date (as such Observation Date may be postponed for one or more Underlyings pursuant to “—Postponement of an Observation Date” below, if applicable).
Performance Factor:	With respect to an Underlying on any Observation Date, its closing level on such Observation Date divided by its Starting Value (expressed as a percentage).
Starting Value:	With respect to the Russell 2000® Index: , its closing level on the Pricing Date. With respect to the Nasdaq-100 Index®: , its closing level on the Pricing Date.
Ending Value:	With respect to each Underlying, its closing level on the Valuation Date.
Coupon Barrier:	With respect to the Russell 2000® Index: , which is equal to 80% of its Starting Value. With respect to the Nasdaq-100 Index®: , which is equal to 80% of its Starting Value.
Threshold Value:	With respect to the Russell 2000® Index: , which is equal to 80% of its Starting Value. With respect to the Nasdaq-100 Index®: , which is equal to 80% of its Starting Value.

____________________

*Subject to change.

PSR-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Postponement of an Observation Date:	If any Observation Date is not a Trading Day with respect to either Underlying, such Observation Date for each Underlying will be postponed to the next succeeding day that is a Trading Day with respect to each Underlying. An Observation Date for an Underlying is also subject to postponement due to the occurrence of a Market Disruption Event with respect to such Underlying on such Observation Date. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:	BofAS and Wells Fargo Securities, LLC (“WFS”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09709ULT3

____________________

* Subject to change

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•	Product Supplement EQUITY-1 dated January 3, 2020: https://www.sec.gov/Archives/edgar/data/70858/000119312520001483/d836196d424b5.htm

•	Series A MTN prospectus supplement dated December 31, 2019 and prospectus dated December 31, 2019: https://www.sec.gov/Archives/edgar/data/70858/000119312519326462/d859470d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, and the related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, in each case, except obligations that are subject to any priorities or preferences by law. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Investor Considerations

We have designed the Securities for investors who:

■	seek an investment with contingent monthly coupon payments at a rate of 9.25% to 10.25% per annum (to be determined on the Pricing Date) until the earlier of the Maturity Date or automatic call, if, and only if, the closing level of the Lowest Performing Underlying on the applicable monthly Observation Date is greater than or equal to 80% of its Starting Value;
■	understand that if the closing level of the Lowest Performing Underlying on the Valuation Date has declined by more than 20% from its Starting Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 20%, and possibly all, of the principal amount of their Securities at maturity;
■	are willing to accept the risk that they may not receive any Contingent Coupon Payment on one or more, or any, monthly Contingent Payment Dates over the term of the Securities;
■	understand that the Securities may be automatically called prior to the Maturity Date and that the term of the Securities may be as short as approximately six months;
■	understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Observation Date and that they will not benefit in any way from the performance of the better performing Underlying;
■	understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;
■	understand and are willing to accept the full downside risks of each Underlying;
■	are willing to forgo participation in any appreciation of either Underlying and dividends on securities included in the Underlyings; and
■	are willing to hold the Securities to maturity.

The Securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■	require full payment of the principal amount of the Securities at maturity;
■	seek a security with a fixed term;
■	are unwilling to purchase Securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;
■	are unwilling to accept the risk that the closing level of the Lowest Performing Underlying on the Valuation Date may decline by more than 20% from its Starting Value;
■	seek certainty of current income over the term of the Securities;
■	seek exposure to the upside performance of any or each Underlying;
■	seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;
■	are unwilling to accept the risk of exposure to the Underlyings;
■	are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Determining Payment On A Contingent Payment Date and at Maturity

If the Securities have not been previously automatically called, on each monthly Contingent Payment Date, either you will receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the closing level of the Lowest Performing Underlying on the related monthly Observation Date.

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Observation Date. The Lowest Performing Underlying on any Observation Date is the Underlying with the lowest Performance Factor on that Observation Date. The Performance Factor of an Underlying on an Observation Date is its closing level on that Observation Date as a percentage of its Starting Value (i.e., its closing level on that Observation Date divided by its Starting Value).

Step 2: Determine whether a Contingent Coupon is paid on the applicable Contingent Payment Date based on the closing level of the Lowest Performing Underlying on the relevant Observation Date, as follows:

On the Maturity Date, if the Securities have not been automatically called prior to the Maturity Date, you will receive (in addition to the final Contingent Coupon Payment, if otherwise payable) a cash payment per Security (the Redemption Amount) calculated as follows:

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Valuation Date. The Lowest Performing Underlying on the Valuation Date is the Underlying with the lowest Performance Factor on the Valuation Date. The Performance Factor of an Underlying on the Valuation Date is its Ending Value as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Step 2: Calculate the Redemption Amount based on the Ending Value of the Lowest Performing Underlying, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Hypothetical Payout Profile

The following profile illustrates the potential Redemption Amount on the Securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Underlying on the Valuation Date from its Starting Value to its Ending Value, assuming the Securities have not been automatically called prior to the Maturity Date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value of the Lowest Performing Underlying on the Valuation Date and whether you hold your Securities to the Maturity Date. The performance of the better performing Underlying is not relevant to your return on the Securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
20% contingent downside protection
Return of Lowest Performing Underlying at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical return of Lowest Performing Underlying

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Risk Factors

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called prior to maturity and the Ending Value of either Underlying is less than its Threshold Value, at maturity you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.

Your return on the Securities is limited to the return represented by the Contingent Coupon Payments, if any, over the term of the Securities. Your return on the Securities is limited to the Contingent Coupon Payments paid over the term of the Securities, regardless of the extent to which the closing level of either Underlying on any Observation Date or the Ending Value of either Underlying exceeds its Coupon Barrier or Starting Value, as applicable. Similarly, the amount payable at maturity or upon an automatic call will never exceed the sum of the principal amount and the applicable Contingent Coupon Payment, regardless of the extent to which the closing level of either Underlying on any Observation Date exceeds its Starting Value. In contrast, a direct investment in the securities included in one or more of the Underlyings would allow you to receive the benefit of any appreciation in their values. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.

The Securities are subject to a potential automatic call, which would limit your ability to receive the Contingent Coupon Payments over the full term of the Securities. The Securities are subject to a potential automatic call. Beginning in December 2021, the Securities will be automatically called if, on any Observation Date, the closing level of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called prior to the Maturity Date, you will be entitled to receive the principal amount and the Contingent Coupon Payment with respect to the applicable Observation Date. In this case, you will lose the opportunity to continue to receive Contingent Coupon Payments after the date of the automatic call. If the Securities are called prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.

You may not receive any Contingent Coupon Payments. The Securities do not provide for any regular fixed coupon payments. Investors in the Securities will not necessarily receive any Contingent Coupon Payments on the Securities. If the closing level of the Lowest Performing Underlying on an Observation Date is less than its Coupon Barrier, you will not receive the Contingent Coupon Payment applicable to that Observation Date. If the closing level of the Lowest Performing Underlying is less than its Coupon Barrier on all the Observation Dates during the term of the Securities, you will not receive any Contingent Coupon Payments during the term of the Securities, and will not receive a positive return on the Securities.

Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the closing level of one Underlying is always greater than or equal to its Coupon Barrier or Threshold Value, as applicable. Your Securities are linked to the lowest performing of the Underlyings, and a change in the level of one Underlying may not correlate with changes in the level of the other Underlying(s). The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the level of one Underlying could be offset to some extent by the appreciation in the level of the other Underlying(s). In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the level of one Underlying would not be offset by any appreciation in the level of the other Underlying(s). Even if the closing level of an Underlying is at or above its Coupon Barrier on an Observation Date, you will not receive the Contingent Coupon Payment with respect to that Observation Date if the closing level of another Underlying is below its Coupon Barrier on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a portion of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.

Higher Contingent Coupon Rates are associated with greater risk. The Securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Contingent Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per Security at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Underlying, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

of the extent to which the levels of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the closing level of at least one Underlying will be less than its Coupon Barrier on one or more Observation Dates, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Securities, and that the closing level of at least one Underlying will be less than its Threshold Value on the Valuation Date such that you will lose a substantial portion, and possibly all, of the principal amount per Security at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Securities and that you will lose a substantial portion, and possibly all, of the principal amount per Security at maturity.

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the Securities, the Contingent Coupon Payment (if any) may be less than the yield on a conventional debt security of comparable maturity.

The Contingent Coupon Payment, payment upon automatic call or Redemption Amount, as applicable, will not reflect the levels of the Underlyings other than on the Observation Dates. The levels of the Underlyings during the term of the Securities other than on the Observation Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether each Contingent Coupon Payment is payable and will calculate the payment upon an automatic call or the Redemption Amount, as applicable, by comparing only the Starting Value, the Coupon Barrier or the Threshold Value, as applicable, to the closing level on the applicable Observation Date or the Ending Value for each Underlying. No other levels of the Underlyings will be taken into account. As a result, if the Securities are not automatically called prior to maturity, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the level of each Underlying was always above its Threshold Value prior to the Valuation Date.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment upon an automatic call or the Redemption Amount at maturity, as applicable, will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable Contingent Payment Date, Call Settlement Date or the Maturity Date, regardless of the Ending Value of the Lowest Performing Underlying as compared to its Starting Value.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the levels of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Valuation- and Market-related Risks

The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the levels of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: value of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell the securities held by or included in the Underlyings, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own securities represented by the Underlyings, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the levels of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may affect the levels of the Underlyings. Consequently, the levels of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could affect the levels of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the levels of the Underlyings, the market value of your Securities prior to maturity or the amounts payable on the Securities.

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

The publisher of an Underlying may adjust that Underlying in a way that affects its levels, and the publisher has no obligation to consider your interests. The publisher of an Underlying can add, delete, or substitute the components included in that Underlying or make other methodological changes that could change its level. Any of these actions could adversely affect the value of your Securities.

The Securities are subject to risks associated with small-size capitalization companies. The stocks comprising the RTY are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

The Securities are subject to risks associated with foreign securities markets. The NDX includes certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the NDX may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Tax-related Risks

The U.S. federal income tax consequences of an investment in the Securities are uncertain, and may be adverse to a holder of the Securities. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or securities similar to the Securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain. Under the terms of the Securities, you will have agreed with us to treat the Securities as contingent income-bearing single financial contracts, as described below under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Securities, the timing and character of income, gain or loss with respect to the Securities may differ. No ruling will be requested from the IRS with respect to the Securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Hypothetical Returns

If the Securities are automatically called:

If the Securities are automatically called prior to the Maturity Date, you will receive the principal amount of your Securities plus a final Contingent Coupon Payment on the applicable Call Settlement Date. In the event the Securities are automatically called, your total return on the Securities will equal any Contingent Coupon Payments received prior to the Call Settlement Date and the Contingent Coupon Payment received on the Call Settlement Date.

If the Securities are not automatically called:

If the Securities are not automatically called prior to the Maturity Date, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Underlying on the Valuation Date, the hypothetical Redemption Amount payable at maturity per Security (excluding the final Contingent Coupon Payment, if any). The Performance Factor of the Lowest Performing Underlying on the Valuation Date is its Ending Value expressed as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Hypothetical Performance Factor of Lowest Performing Underlying on Valuation Date	Hypothetical Redemption Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
79.00%	$790.00
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the Securities. As evidenced above, in no event will you have a positive rate of return based solely on the Redemption Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the Securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the Securities are not automatically called prior to the Maturity Date, the actual amount you will receive on the Maturity Date will depend on the actual Ending Value of the Lowest Performing Underlying on the Valuation Date. The performance of the better performing Underlying is not relevant to your return on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called, if applicable, on a monthly Contingent Payment Date prior to the Maturity Date. The examples do not reflect any specific monthly Contingent Payment Date. The following examples assume that the Securities are subject to automatic call on the applicable Observation Date. The Securities will not be subject to automatic call until the sixth monthly Observation Date, which is approximately six months after the issue date. The following examples reflect a hypothetical Contingent Coupon Rate of 9.75% per annum (the midpoint of the specified range for the Contingent Coupon Rate) and assume the hypothetical Starting Value, Coupon Barrier and closing level for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value or Coupon Barrier. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for either Underlying. The actual Starting Value and Coupon Barrier for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing levels of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the Lowest Performing Underlying on the relevant Observation Date is greater than or equal to its Coupon Barrier and less than its Starting Value. As a result, investors receive a Contingent Coupon Payment on the applicable monthly Contingent Payment Date and the Securities are not automatically called.

	Russell 2000® Index	Nasdaq-100 Index®
Hypothetical Starting Value:	100.00	100.00
Hypothetical closing level on relevant Observation Date:	95.00	80.00
Hypothetical Coupon Barrier:	80.00	80.00
Performance Factor (closing level on Observation Date divided by Starting Value):	95.00%	80.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Observation Date.

In this example, the Nasdaq-100 Index® has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Observation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable monthly Contingent Payment Date.

Since the hypothetical closing level of the Lowest Performing Underlying on the relevant Observation Date is greater than or equal to its Coupon Barrier, but less than its Starting Value, you would receive a Contingent Coupon Payment on the applicable Contingent Payment Date and the Securities would not be automatically called. The Contingent Coupon Payment would be equal to $8.125 per Security, determined as follows: (i) $1,000 multiplied by 9.75% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2. The closing level of the Lowest Performing Underlying on the relevant Observation Date is less than its Coupon Barrier and its Starting Value. As a result, investors do not receive a Contingent Coupon Payment on the applicable monthly Contingent Payment Date and the Securities are not automatically called.

	Russell 2000® Index	Nasdaq-100 Index®
Hypothetical Starting Value:	100.00	100.00
Hypothetical closing level on relevant Observation Date:	125.00	75.00
Hypothetical Coupon Barrier:	80.00	80.00
Performance Factor (closing level on Observation Date divided by Starting Value):	125.00%	75.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Observation Date.

In this example, the Nasdaq-100 Index® has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Observation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable monthly Contingent Payment Date.

Since the hypothetical closing level of the Lowest Performing Underlying on the relevant Observation Date is less than its Coupon Barrier, you would not receive a Contingent Coupon Payment on the applicable Contingent Payment Date. In addition, because the hypothetical closing level of the Lowest Performing Underlying also is less than its Starting Value, the Securities would not be automatically called, even though the closing levels of the better performing Underlying on the relevant Observation Date are greater than their respective Starting Values. As this example illustrates, whether you receive a Contingent Coupon Payment and whether the Securities are automatically called on a monthly Contingent Payment Date will depend solely on the closing level of

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

the Lowest Performing Underlying on the relevant Observation Date. The performance of the better performing Underlying is not relevant to your return on the Securities.

Example 3. The closing level of the Lowest Performing Underlying on the relevant Observation Date is greater than or equal to its Starting Value. As a result, the Securities are automatically called on the applicable monthly Contingent Payment Date for the principal amount plus a final Contingent Coupon Payment.

	Russell 2000® Index	Nasdaq-100 Index®
Hypothetical Starting Value:	100.00	100.00
Hypothetical closing level on relevant Observation Date:	105.00	130.00
Hypothetical Coupon Barrier:	80.00	80.00
Performance Factor (closing level on Observation Date divided by Starting Value):	105.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Observation Date.

In this example, the Russell 2000® Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Observation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable monthly Contingent Payment Date.

Since the hypothetical closing level of the Lowest Performing Underlying on the relevant Observation Date is greater than or equal to its Starting Value, the Securities would be automatically called and you would receive the principal amount plus a final Contingent Coupon Payment on the applicable Contingent Payment Date, which is also referred to as the Call Settlement Date. On the Call Settlement Date, you would receive $1,008.125 per Security.

You will not receive any further payments after the Call Settlement Date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Hypothetical Payment at the Maturity Date

Set forth below are three examples of calculations of the Redemption Amount payable on the Maturity Date, assuming that the Securities have not been automatically called prior to the Maturity Date and assuming the hypothetical Starting Value, Coupon Barrier, Threshold Value and Ending Value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value, Coupon Barrier or Threshold Value. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for either Underlying. The actual Starting Value, Coupon Barrier and Threshold Value for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing levels of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Value of the Lowest Performing Underlying on the Valuation Date is greater than its Starting Value, the Redemption Amount is equal to the principal amount of your Securities at maturity and you receive a final Contingent Coupon Payment:

	Russell 2000® Index	Nasdaq-100 Index®
Hypothetical Starting Value:	100.00	100.00
Hypothetical Ending Value:	135.00	125.00
Hypothetical Coupon Barrier:	80.00	80.00
Hypothetical Threshold Value:	80.00	80.00
Performance Factor (Ending Value divided by Starting Value):	135.00%	125.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Valuation Date.

In this example, the Nasdaq-100 Index® has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Valuation Date.

Step 2: Determine the Redemption Amount based on the Ending Value of the Lowest Performing Underlying on the Valuation Date.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Valuation Date is greater than its hypothetical Threshold Value, the Redemption Amount would equal the principal amount. Although the hypothetical Ending Value of the Lowest Performing Underlying on the Valuation Date is significantly greater than its hypothetical Starting Value in this scenario, the Redemption Amount will not exceed the principal amount.

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000 per Security as well as a final Contingent Coupon Payment.

Example 2. The Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Starting Value but greater than its Threshold Value and its Coupon Barrier, the Redemption Amount is equal to the principal amount of your Securities at maturity and you receive a final Contingent Coupon Payment:

	Russell 2000® Index	Nasdaq-100 Index®
Hypothetical Starting Value:	100.00	100.00
Hypothetical Ending Value:	115.00	85.00
Hypothetical Coupon Barrier:	80.00	80.00
Hypothetical Threshold Value:	80.00	80.00
Performance Factor (Ending Value divided by Starting Value):	115.00%	85.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Valuation Date.

In this example, the Nasdaq-100 Index® has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Valuation Date.

Step 2: Determine the Redemption Amount based on the Ending Value of the Lowest Performing Underlying on the Valuation Date.

Since the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value, but not by more than 20%, you would be repaid the principal amount of your Securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000 per Security as well as a final Contingent Coupon Payment.

Example 3. The Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value, the Redemption Amount is less than the principal amount of your Securities at maturity and you do not receive a final Contingent Coupon Payment:

	Russell 2000® Index	Nasdaq-100 Index®
Hypothetical Starting Value:	100.00	100.00
Hypothetical Ending Value:	45.00	90.00
Hypothetical Coupon Barrier:	80.00	80.00
Hypothetical Threshold Value:	80.00	80.00
Performance Factor (Ending Value divided by Starting Value):	45.00%	90.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Valuation Date.

In this example, the Russell 2000® Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Valuation Date.

Step 2: Determine the Redemption Amount based on the Ending Value of the Lowest Performing Underlying on the Valuation Date.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its hypothetical Starting Value by more than 20%, you would lose a portion of the principal amount of your Securities and receive the Redemption Amount equal to $450.00 per Security, calculated as follows:

= $1,000 × Performance Factor of the Lowest Performing Underlying on the Valuation Date

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $450.00 per Security, but no final Contingent Coupon Payment.

These examples illustrate that you will not participate in any appreciation of either Underlying, but will be fully exposed to a decrease in the Lowest Performing Underlying if the Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value, even if the Ending Values of the other Underlying has appreciated or have not declined below their respective Threshold Values.

To the extent that the Starting Value, Coupon Barrier, Threshold Value and Ending Value of the Lowest Performing Underlying differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Additional Terms of the Securities

BofA Finance will issue the Securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the Series A MTN prospectus supplement. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “Trading Day” with respect to an Underlying means a day, as determined by the calculation agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such Underlying are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange with respect to such Underlying is scheduled to be open for trading for its regular trading session.

The “Relevant Stock Exchange” for any security underlying an Underlying means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “Related Futures or Options Exchange” for an Underlying means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Underlying.

Market Disruption Events

A “market disruption event” with respect to an Underlying means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Underlying or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Underlying or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Underlying or any successor equity index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Underlying or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure on any exchange business day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Underlying or any successor equity index are traded or any Related Futures or Options Exchange with respect to such Underlying or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.
(F)	The Relevant Stock Exchange for any security underlying such Underlying or successor equity index or any Related Futures or Options Exchange with respect to such Underlying or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Underlying:

(1)	the relevant percentage contribution of a security to the level of such Underlying or any successor equity index will be based on a comparison of (x) the portion of the level of such Underlying attributable to that security and (y) the overall level of such Underlying or successor equity index, in each case immediately before the occurrence of the market disruption event;
(2)	the “close of trading” on any Trading Day for such Underlying or any successor equity index means the scheduled closing time of the Relevant Stock Exchanges with respect to the Securities underlying such Underlying or successor equity index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its scheduled closing time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Underlying or successor equity index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Underlying or successor equity index, the “close of trading” means the latest actual

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closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the scheduled closing time of the Relevant Stock Exchanges;
(3)	the “scheduled closing time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Underlying or any successor equity index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and
(4)	an “exchange business day” means any Trading Day for such Underlying or any successor equity index on which each Relevant Stock Exchange for the Securities underlying such Underlying or any successor equity index and each Related Futures or Options Exchange with respect to such Underlying or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an Underlying on any Observation Date, then such Observation Date for such Underlying will be postponed to the first succeeding Trading Day for such Underlying on which a market disruption event for such Underlying has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Underlying after the originally scheduled Observation Date, that eighth Trading Day shall be deemed to be the Observation Date for such Underlying. If an Observation Date has been postponed eight Trading Days for an Underlying after the originally scheduled Observation Date and a market disruption event occurs or is continuing with respect to such Underlying on such eighth Trading Day, the calculation agent will determine the closing level of such Underlying on such eighth Trading Day in accordance with the formula for and method of calculating the closing level of such Underlying last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange on such date of each security included in such Underlying. As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. Notwithstanding the postponement of an Observation Date for an Underlying due to a market disruption event with respect to such Underlying on such Observation Date, the originally scheduled Observation Date will remain the Observation Date for either Underlying not affected by a market disruption event on such day.

Adjustments to an Underlying

If at any time the method of calculating an Underlying or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Underlying or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an Underlying comparable to such Underlying or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Underlying or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Underlying or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Underlying or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Underlying

If a sponsor or publisher of an Underlying (each, an “Underlying Sponsor”) discontinues publication of an Underlying, and such Underlying Sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Underlying (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance, the calculation agent will substitute the successor equity index as calculated by the relevant Underlying Sponsor or any other entity for purposes of calculating the closing level of such Underlying on any date of determination. Upon any selection by the calculation agent of a successor equity index, BofA Finance will cause notice to be given to holders of the Securities.

In the event that an Underlying Sponsor discontinues publication of an Underlying prior to, and the discontinuance is continuing on, an Observation Date and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Underlying in accordance with the formula for and method of calculating such Underlying last in effect prior to the discontinuance, but using only those securities that comprised such Underlying immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Underlying, the successor equity index or level will be used as a substitute for such Underlying for all purposes, including the purpose of determining whether a market disruption event exists.

If on an Observation Date an Underlying Sponsor fails to calculate and announce the level of an Underlying, the calculation agent will calculate a substitute closing level of such Underlying in accordance with the formula for and method of calculating such Underlying last in effect prior to the failure, but using only those securities that comprised such Underlying immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Underlying, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

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Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant Underlying Sponsor to calculate and announce the level of, an Underlying may adversely affect the value of the Securities.

Events of Default and Acceleration

If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities – Events of Default and Rights of Acceleration” beginning on page 22 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities – Redemption Amount” above, plus a portion of a final Contingent Coupon Payment, if any. The Redemption Amount and any final Contingent Coupon Payment will be calculated as though the date of acceleration were the Valuation Date. The final Contingent Coupon Payment, if any, will be prorated from and including the immediately preceding Contingent Payment Date to but excluding the date of acceleration.

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All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of FTSE Russell, the sponsor of the RTY, and Nasdaq, Inc., the sponsor of the NDX. We refer to FTSE Russell and Nasdaq, Inc. as the “Underlying Sponsors”. The Underlying Sponsors, which license the copyright and all other rights to the Underlyings, have no obligation to continue to publish, and may discontinue publication of, the Underlyings. The consequences of either Underlying Sponsor discontinuing publication of the applicable Underlying are discussed in “Additional Terms of the Securities — Discontinuance of an Underlying” above. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of either Underlying or any successor index. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The Russell 2000® Index

The RTY was developed by Russell Investments (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Additional information on the RTY is available at the following website: http://www.ftserussell.com. No information on that website is deemed to be included or incorporated by reference in this pricing supplement.

Russell began dissemination of the RTY on January 1, 1984. FTSE Russell calculates and publishes the RTY. The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the Securities.

Selection of Stocks Comprising the RTY

All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) (“ADDTV”) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.

All securities eligible for inclusion in the RTY must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.

An important criterion used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May.

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Companies with a total market capitalization of less than $30 million are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.

Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.

Historical Performance of the RTY

The following graph sets forth the daily historical performance of the RTY in the period from January 1, 2008 through May 27, 2021. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the RTY’s hypothetical Coupon Barrier and Threshold Value of 1,818.4584, which is 80% of the RTY’s hypothetical Starting Value of 2,273.073, which was its closing level on May 27, 2021. The actual Starting Value, Coupon Barrier and Threshold Value will be determined on the Pricing Date.

This historical data on the RTY is not necessarily indicative of the future performance of the RTY or what the value of the Securities may be. Any historical upward or downward trend in the level of the RTY during any period set forth above is not an indication that the level of the RTY is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the levels of the RTY.

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License Agreement

“Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Securities are not sponsored, endorsed, sold, or promoted by FTSE Russell, and FTSE Russell makes no representation regarding the advisability of investing in the Securities.

FTSE Russell and Merrill Lynch, Pierce, Fenner & Smith Incorporated have entered into a non-exclusive license agreement providing for the license to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, including us, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the Securities. The license agreement provides that the following language must be stated in this pricing supplement:

The Securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the RTY is based. FTSE Russell’s only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to us is the licensing of certain trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed, and calculated by FTSE Russell without regard to Merrill Lynch, Pierce, Fenner & Smith Incorporated, us, or the Securities. FTSE Russell is not responsible for and has not reviewed the Securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing, or trading of the Securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RTY OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RTY OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RTY OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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The Nasdaq-100 Index®

The NDX is intended to measure the performance of the 100 largest domestic and international non-financial securities listed on The Nasdaq Stock Market (“NASDAQ”) based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.

The NDX began trading on January 31, 1985 at a base value of 125.00. The NDX is calculated and published by Nasdaq, Inc. In administering the NDX, Nasdaq, Inc. will exercise reasonable discretion as it deems appropriate.

Underlying Stock Eligibility Criteria

NDX eligibility is limited to specific security types only. The security types eligible for the NDX include foreign or domestic common stocks, ordinary shares, ADRs and tracking stocks. Security types not included in the NDX are closed-end funds, convertible debt securities, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units, and other derivative securities. The NDX does not contain securities of investment companies. For purposes of the NDX eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Initial Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must be listed on NASDAQ and meet the following criteria:

●	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);
●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●	if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;
●	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NDX;
●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and
●	the issuer of the security must have “seasoned” on NASDAQ, the New York Stock Exchange or NYSE Amex. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NDX, the following criteria apply:

●	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●	if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S. (measured annually during the ranking review process);
●	the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and
●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Computation of the NDX

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The value of the NDX equals the aggregate value of the NDX share weights (the “NDX Shares”) of each of the NDX securities multiplied by each such security’s last sale price (last sale price refers to the last sale price on NASDAQ), and divided by the divisor of the NDX. If trading in an NDX security is halted while the market is open, the last traded price for that security is used for all NDX computations until trading resumes. If trading is halted before the market is open, the previous day’s last sale price is used. The formula for determining the NDX value is as follows:

The NDX is ordinarily calculated without regard to cash dividends on NDX securities. The NDX is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 ET. The closing level of the NDX may change up until 17:15:00 ET due to corrections to the last sale price of the NDX securities. The official closing value of the NDX is ordinarily disseminated at 17:16:00 ET.

NDX Maintenance

Changes to NDX Constituents

Changes to the NDX constituents may be made during the annual ranking review. In addition, if at any time during the year other than the annual review, it is determined that an NDX security issuer no longer meets the criteria for continued inclusion in the NDX, or is otherwise determined to have become ineligible for continued inclusion in the NDX, it is replaced with the largest market capitalization issuer not currently in the NDX that meets the applicable eligibility criteria for initial inclusion in the NDX.

Ordinarily, a security will be removed from the NDX at its last sale price. However, if at the time of its removal the NDX security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the NDX security may, in Nasdaq, Inc.’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the NDX security after the close of the market but prior to the time the official closing value of the NDX is disseminated.

Divisor Adjustments

The divisor is adjusted to ensure that changes in the NDX constituents either by corporate actions (that adjust either the price or shares of an NDX security) or NDX participation outside of trading hours do not affect the value of the NDX. All divisor changes occur after the close of the applicable index security markets.

Quarterly NDX Rebalancing

The NDX will be rebalanced on a quarterly basis if it is determined that (1) the current weight of the single NDX security with the largest market capitalization is greater than 24.0% of the NDX or (2) the collective weight of those securities whose individual current weights are in excess of 4.5% exceeds 48.0% of the NDX. In addition, a “special rebalancing” of the NDX may be conducted at any time if Nasdaq, Inc. determines it necessary to maintain the integrity and continuity of the NDX. If either one or both of the above weight distribution conditions are met upon quarterly review, or Nasdaq, Inc. determines that a special rebalancing is necessary, a weight rebalancing will be performed.

If the first weight distribution condition is met and the current weight of the single NDX security with the largest market capitalization is greater than 24.0%, then the weights of all securities with current weights greater than 1.0% (“large securities”) will be scaled down proportionately toward 1.0% until the adjusted weight of the single largest NDX security reaches 20.0%.

If the second weight distribution condition is met and the collective weight of those securities whose individual current weights are in excess of 4.5% (or adjusted weights in accordance with the previous step, if applicable) exceeds 48.0% of the NDX, then the weights of all such large securities in that group will be scaled down proportionately toward 1.0% until their collective weight, so adjusted, is equal to 40.0%.

The aggregate weight reduction among the large securities resulting from either or both of the rebalancing steps above will then be redistributed to those securities with weightings of less than 1.0% (“small securities”) in the following manner. In the first iteration, the weight of the largest small security will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by the same factor reduced in relation to each security’s relative ranking among the small securities such that the smaller the NDX security in the ranking, the less its weight will be scaled upward. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NDX.

In the second iteration of the small security rebalancing, the weight of the second largest small security, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by this same factor reduced in relation to each security’s relative ranking among the small securities such that, once again, the smaller the security in the ranking, the less its weight will be scaled upward. Additional iterations

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will be performed until the accumulated increase in weight among the small securities equals the aggregate weight reduction among the large securities that resulted from the rebalancing in accordance with the two weight distribution conditions discussed above.

Finally, to complete the rebalancing process, once the final weighting percentages for each NDX security have been set, the NDX Shares will be determined anew based upon the last sale prices and aggregate capitalization of the NDX at the close of trading on the last calendar day in February, May, August and November. Changes to the NDX Shares will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor is made to ensure continuity of the NDX. Ordinarily, new rebalanced NDX Shares will be determined by applying the above procedures to the current NDX Shares. However, Nasdaq, Inc. may, from time to time, determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the NDX components. In such instances, Nasdaq, Inc. would announce the different basis for rebalancing prior to its implementation.

During the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the NDX from that cutoff until the quarterly index share change effective date, except in the case of changes due to corporate actions with an ex-date.

Adjustments for Corporate Actions

Changes in the price and/or NDX Shares driven by corporate events such as stock dividends, splits, and certain spin-offs and rights issuances will be adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. The NDX Shares are derived from the security’s total shares outstanding. The NDX Shares are adjusted by the same percentage amount by which the total shares outstanding have changed.

Historical Performance of the NDX

The following graph sets forth the daily historical performance of the NDX in the period from January 1, 2008 through May 27, 2021. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the NDX’s hypothetical Coupon Barrier and Threshold Value of 10,926.28, which is 80% of the NDX’s hypothetical Starting Value of 13,657.85, which was its closing level on May 27, 2021. The actual Starting Value, Coupon Barrier and Threshold Value will be determined on the Pricing Date.

This historical data on the NDX is not necessarily indicative of the future performance of the NDX or what the value of the Securities may be. Any historical upward or downward trend in the level of the NDX during any period set forth above is not an indication that the level of the NDX is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the levels of the NDX.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

License Agreement

The Securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc., with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Securities. The Corporations make no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the NDX to track general stock market performance. The Corporations’ only relationship to our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, and NDX registered trademarks, and certain trade names of the Corporations or their licensor and the use of the NDX which is determined, composed and calculated by Nasdaq, Inc. without regard to Licensee or the Securities. Nasdaq, Inc. has no obligation to take the needs of the Licensee or the owners of the Securities into consideration in determining, composing or calculating the NDX. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Securities. Accordingly, the offering of the Securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We expect to deliver the Securities against payment therefor in New York, New York on a date that is greater than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the Securities occurs more than two business days from the Pricing Date, purchasers who wish to trade the Securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $12.75 per Security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $7.50 per Security. In addition to the concession allowed to WFA, WFS will pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

BofAS and any of our other broker-dealer affiliates and WFS and its broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

Any price that BofAS, WFS or their respective affiliates may pay to repurchase the Securities will depend upon then prevailing market conditions, the creditworthiness of us and the Guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Securities.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement. If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Selling Restrictions

The Securities and the related offer to purchase Securities and sale of Securities under the terms and conditions provided in this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The Securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the Securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these Securities.

Argentina

The Securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the Securities in Argentina. The contents of this document have not been reviewed by the Argentine Comisión Nacional de Valores.

Brazil

The Securities have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the Securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the Securities is not a public offering of notes in Brazil), nor be used in connection with any offer for subscription or sale of the Securities to the public in Brazil. Persons wishing to offer or acquire the Securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

The Securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This document shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile

Neither the issuer nor the Securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus does not constitute an offer of, or an invitation to subscribe for or purchase, the Securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

Panama

The Securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The Securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Paraguay

The sale of the Securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The Securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The Securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed Securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Peru

The Securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the Securities may not be offered or sold, directly or indirectly, nor may this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus or any other offering material relating to the Securities be distributed or caused to be distributed in Peru to the general public. The Securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute notes to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Securities in, from or otherwise involving the United Kingdom.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Redemption Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement. The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page PS-9 above and “Supplemental Use of Proceeds” on page PS-19 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

U.S. Federal Income Tax Summary

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Securities supplements, and to the extent inconsistent supersedes, the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the Securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Securities upon original issuance and will hold the Securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities, we intend to treat the Securities for all tax purposes as contingent income-bearing single financial contracts with respect to the Underlyings and under the terms of the Securities, we and every investor in the Securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the Securities as contingent income-bearing single financial contracts with respect to the Underlyings. However, Sidley Austin LLP has advised us that it is unable to conclude that it is more likely than not that this treatment will be upheld. This discussion assumes that the Securities constitute contingent income-bearing single financial contracts with respect to the Underlyings for U.S. federal income tax purposes. If the Securities did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.

This characterization of the Securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Securities.

We will not attempt to ascertain whether the issuer of any component stocks included in an Underlying would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in an Underlying were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Securities. You should refer to information filed with the SEC by the issuers of the component stocks included in the Underlyings and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a component stock included in an Underlying is or becomes a PFIC or is or becomes a United States real property holding corporation.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

U.S. Holders

Although the U.S. federal income tax treatment of any Contingent Coupon Payment on the Securities is uncertain, we intend to take the position, and the following discussion assumes, that any Contingent Coupon Payment constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the Securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any Contingent Coupon Payment as described in the preceding sentence.

Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the Securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any Contingent Coupon Payment, which would be taxed as described above) and the U.S. Holder’s tax basis in the Securities. A U.S. Holder’s tax basis in the Securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the Securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Securities. In particular, the IRS could seek to subject the Securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the Securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the Securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the Securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

In addition, it is possible that the Securities could be treated as a unit consisting of a deposit and a put option written by the Security holder, in which case the timing and character of income on the Securities would be affected significantly.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the Securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Securities.

Because of the absence of authority regarding the appropriate tax characterization of the Securities, it is also possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the Securities should be treated as ordinary gain or loss.

Because each Underlying is an index that periodically rebalances, it is possible that the Securities could be treated as a series of contingent income-bearing single financial contracts, each of which matures on the next rebalancing date. If the Securities were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the Securities on each rebalancing date in return for new Securities that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the Securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the Securities on such date.

Non-U.S. Holders

Because the U.S. federal income tax treatment of the Securities (including any Contingent Coupon Payment) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any Contingent Coupon Payment made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Securities (not including, for the avoidance of doubt, amounts representing any Contingent Coupon Payment which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the Securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the Securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the Securities is engaged in the conduct of a trade or business within the U.S. and if any Contingent Coupon Payment and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the Securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such Contingent Coupon Payment and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlyings or the Securities, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlyings or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the Securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Security.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the Nasdaq-100® Index due June 29, 2022

Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the Securities described in this pricing supplement. This material does not constitute terms of the Securities. Instead, the Securities will have the terms specified in the prospectus dated December 31, 2019, the prospectus supplement dated December 31, 2019 and the product supplement no. EQUITY-1 dated January 3, 2020, as supplemented or superseded by this pricing supplement.